Exhibit 99.1



                          Prime Medical Services, Inc.
                                  PRESS RELEASE


FROM:                 Tina M. Macaluso - Investor Relations
                      Prime Medical Services, Inc.
                      (512) 314-4325

COMPANY               Brad A. Hummel - President & CEO
CONTACTS:             John Q. Barnidge - Senior Vice President & CFO
                      (512) 314-4554

                                                           FOR IMMEDIATE RELEASE


                 PRIME MEDICAL ANNOUNCES FIRST QUARTER EARNINGS
            Strong Broadcast Backlog / New Surgery Center Initiative

         AUSTIN, TX, (Business Wire) April 23 - Prime Medical Services, Inc. (NASDAQ: PMSI), today announced its financial results for the quarter ended March 31, 2003.
         Total revenue for the first quarter of 2003 increased 14% to $40.9 million from $35.8 million for the comparable quarter a year ago, after excluding refractive vision corrections (RVC) operations which were sold in 2002. Net income for the period was $1.8 million, or $0.11/share compared with $1.9 million and $0.12/share in the comparable quarter a year ago, after excluding RVC operations for 2002.
         Prime's President & CEO, Brad A. Hummel commented, "As we indicated early last week, weakened demand for mobile medical devices impacted our first quarter results."
         "While our sensitivity to any given segment is diminishing as we broaden our revenue platform in manufacturing, a significant component of our build lies in medical coach construction, which has been adversely impacted by economic uncertainty, flux in the diagnostic imaging marketplace and some reluctance by providers to adopt recently introduced technology without reimbursement certainty. The depth and duration of this weakness is difficult to predict. Accordingly, we have taken steps to lower costs in our Harvey and Calumet City production facilities, and we are working closely with our strategic medical device partners to capitalize on sales opportunities and to maintain market share."
         "We are revising downward our 2003 revenue projections for this segment by $21 million, which will result in a lowering of our forecasted 2003 earnings per share to a range of $0.74 to $0.80."
         "The medical coach segment weakness notwithstanding, we continue to successfully execute our strategic plan, as evidenced by our acquisition of Winemiller Communications and Aluminum Body Corporation, which indeed expand our opportunity in the broadcast and command and control marketplace. Significantly, during the quarter our backlog was augmented by a multi-system contract for NBC for electronic news gathering (ENG) vehicles and the award of a contract to build up to 25 command and control vehicles for an international peacekeeping agency."
         "In Urology, we continued our efforts to re-engineer our lithotripsy partnerships, initiating two partnership syndication efforts and introducing Active Practice of Medicine governance changes in two other partnerships. Revenue decline from the comparable period a year ago is principally due to contracts lost or disposed of during 2002. Pricing remains stable. Notably, we have executed a letter of intent with our physician partners in Laredo, Texas for the creation of a single specialty surgery center in that community. This is the first of several markets that we have concluded feasibility studies in and we look forward to several additional "Urocenter" development opportunities in the near future."
         "The quarter was additionally highlighted by the award of new lithotripsy service contracts with UCLA Medical Centers, the Aurora Health Care Systems, in Milwaukee, and a new equity participation in our Tennessee partnership by Baptist Memorial Healthcare in Memphis, a ten hospital system."
         John Q. Barnidge, Prime's CFO added, "Our strong fundamentals, excellent liquidity and access to capital provides us with ample resources to proceed with our acquisition and business development initiatives. We remain diligent in our cost containment efforts, attentive to internal controls and committed to maximizing the returns on shareholders' investment."

Notice of Conference Call and Webcast
         Management of Prime Medical Services will host a conference call the morning of Thursday, April 24 at 10:30 a.m. EDT (9:30 a.m. CDT). To participate in the live call, please dial (800) 599-9816 in the U.S. and (617) 847-8705 internationally. The access number is 63827895. A telephone replay will be available for one week by dialing (888) 286-8010 in the U.S. and (617) 801-6888 for international callers. The access number is 852182. To access the webcast, please go to the Prime Medical website at www.primemedical.com. A replay of the call will be available on the website for 30 days.

About Prime Medical Services Inc.
         Prime is an industry leader in providing healthcare services to the urology community and is a market leader in the design and manufacturing of specialty vehicles for use in the medical and broadcast & communications industries.
         Urology Services. Prime is the country's leading provider of lithotripsy, a non-invasive therapy for kidney stone disease, operating a fleet of 67 lithotripsy systems in mobile and fixed based configurations throughout 34 states. Through partnerships organized around local urologists, the Company provides the personnel and operating infrastructure required to deliver lithotripsy treatments to hospitals and other healthcare settings. Services include scheduling, logistics, receivables management, contracting, personnel management, training, quality assurance, outcomes management and regulatory compliance.
         Manufacturing. Prime is a global leader in the design, engineering and construction of specialty vehicles for the transport of high technology medical and broadcast & communications equipment. Working with original equipment manufacturers, Prime oversees the integration of a broad range of devices, including diagnostic imaging equipment and therapeutic medical devices, as well as satellite and microwave transmission equipment. The Company has recently expanded its products to include mobile command and control facilities, and other law enforcement, military and Homeland Security related vehicles.
         For more information, visit Prime's website at: www.primemedical.com. For investor relations inquiries, please call Tina Macaluso at (512) 314-4325 or Email info@primemedical.com and complete the Information Request Form.

Statements in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Prime believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from Prime's expectations include, among others, the existence of demand for and acceptance of Prime's services, the availability of appropriate candidates for acquisition by Prime, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in Prime's periodic filings with the Securities and Exchange Commission.

                                                               ######
 2003

                                  Prime Medical Services, Inc.
                          Pro Forma Supplemental Financial Information
                           For the Three Months Ended March 31, 2003
                                           Unaudited
                              In thousands, except per share data


                                                               1st Quarter
                                               --------------------------------------
                                                   2003        2002(a)     % Variance

Summary of Results from Operations
      Revenues                                  $  40,852     $ 35,816         14.1%

      EBITDA(b)                                 $  10,757     $ 12,611        -14.7%

      Adjusted EBITDA(b)                        $   6,749     $  6,996         -3.5%

      Net Income                                $   1,827     $  1,880         -2.8%

      EPS                                       $    0.11     $   0.12        -11.3%

      Number of Shares Outstanding                 17,223       15,723          9.5%

Segment Information

Revenues:
      Lithotripsy                               $  14,994     $ 17,401        -13.8%

      Manufacturing                             $  25,595     $ 18,219         40.5%

Adjusted EBITDA:
      Lithotripsy                               $   4,553     $  5,521        -17.5%

      Manufacturing                             $   2,547     $  2,102         21.2%

Capital Expenditures:
      Consolidated                              $   2,281     $    248

      Lithotripsy, net to Prime                 $     505     $     39

      Manufacturing, net to Prime               $     380     $     62

      Corporate                                 $     458     $     42

Other Information:

      Net Draws (Payments) on Line of Credit    $   4,000     $ (2,000)

      Net Debt                                  $ 118,668     $ 98,886

      Days Sales Outstanding                        33.1          45.0

(a)  Excludes Refractive Operations:  Revenues - $4,487; EBITDA - $1,315;
     Adjusted EBITDA - $1,054; Net Income - $226
(b)  See accompanying definition of EBITDA and Adjusted EBITDA

Definition of EBITDA and Adjusted EBITDA
----------------------------------------


Management defines EBITDA as "earnings before interest, taxes, depreciation and amortization." We feel that EBITDA (as defined) serves as a reasonable measure of the cash flows available to service debt, fund capital expenditures and satisfy income tax obligations. Accordingly, we report EBITDA as a meaningful metric in both current and historical context.

"Adjusted" EBITDA is defined as EBITDA less minority interest expense.




        Prime Medical Services, Inc.
        Reconciliation of EBITDA and Adjusted EBITDA
        For the Three Months Ended March 31, 2003
        Unaudited
        (000's)


                                                        2003       2002
                                                     ---------   --------

        Net Income as Reported                         $ 1,827    $ 2,106

        Add Back:
           Provision for Income Taxes                    1,006      1,310
           Interest Expense, Including Loan Fees         2,096      2,839
           Depreciation & Amortization                   1,820      1,795
                                                     ---------   --------

           Adjusted EBITDA                               6,749      8,050

        Add Back:
           Minority Interest Expense                     4,008      5,876
                                                     ---------   --------

           EBITDA                                     $ 10,757   $ 13,926
                                                     =========   ========

                      PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Unaudited)

                                                            Three Months Ended
                                                                 March 31,
(In thousands, except per share data)                         2003        2002
                                                            --------    -------

Revenue:
     Lithotripsy                                            $ 14,994    $17,401
     Manufacturing                                            25,595     18,219
     Refractive                                                    -      4,487
     Other                                                       263        196
                                                            ---------   -------
         Total revenue                                        40,852     40,303
                                                            ---------   -------

Cost of services and general and
     administrative expenses:
     Lithotripsy                                               6,432      6,755
     Manufacturing                                            23,048     15,627
     Refractive                                                    -      3,172
     Corporate                                                   645        812
                                                            ---------   -------
                                                              30,125     26,366

Depreciation and amortization                                  1,820      1,795
                                                            ---------   -------
                                                              31,945     28,161
                                                            ---------   --------

Operating income                                               8,907     12,142

Other income (deductions):
     Interest and dividends                                      106         51
     Interest expense                                         (2,096)    (2,543)
     Loan fees                                                     -       (296)
     Other, net                                                  (76)       (62)
                                                            ---------   -------
                                                              (2,066)    (2,850)
                                                            ---------   --------
Income from continuing operations before
     provision for income taxes and minority interests         6,841      9,292

Minority interest in consolidated income                       4,008      5,876

Provision for income taxes                                     1,006      1,310
                                                            ---------   --------

Net income                                                  $  1,827    $ 2,106
                                                            =========   ========

Diluted earnings per share                                      0.11       0.13
                                                            =========   ========

Weighted average shares outstanding                           17,223     15,743
                                                            =========   ========

                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)



                                                    March 31,       December 31,
($ in thousands)                                      2003              2002
                                                   ----------       -----------

ASSETS

         Total current assets                       $  62,394        $  67,629

         Property and equipment, net                   25,648           24,684

         Other assets                                 189,110          173,526
                                                    ----------       ----------

                                                    $ 277,152        $ 265,839
                                                    ==========       ==========

LIABILITIES

         Total current liabilities                  $  32,732        $  31,435

         Long-term debt, net of current portion       125,387          118,306

         Other long-term liabilities                    7,523            7,522
                                                    ----------       ----------

         Total liabilities                            165,642          157,263

         Minority interest                              8,081            9,942

         Total stockholder's equity                   103,429           98,634
                                                    ----------       ----------

                                                    $ 277,152        $ 265,839
                                                    ==========       ==========